As Amended 7/29/98

                                                              Exhibit 3(ii)
                                     BY-LAWS

                                       OF

                            ORION CAPITAL CORPORATION
                            (a Delaware corporation)

                                   ARTICLE I.

                                     Offices

     Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            Meetings of Stockholders

     Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at such time and such place, within or without the State of Delaware, as shall be stated in the notice of the meeting or a duly executed waiver of notice thereof.

     Section 2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing a Board of Directors, and for the transaction of such other business as may properly be brought before the meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting, and the business transacted at any such special meeting of stockholders shall be limited to the purposes set forth in the notice.

         Section 4. NOMINATIONS; INTRODUCTION OF BUSINESS AT A MEETING OF
                    STOCKHOLDERS.

         (a) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 4(a), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 4(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not

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less than sixty (60) days nor more than ninety  (90) days prior to the  meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that in the event that less than seventy (70) days' notice or public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall contain the written consent of each proposed nominee to serve as a director if so elected and shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee (w) the name, age, residence address, and business address of each proposed nominee and of each such person; (x) the principal occupation or employment, and the name, type of business and address of the corporation or other organization in which such employment is carried on, of each proposed nominee and of each such person; (y) the amount of stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and (z) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party, and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Subject to the rights of holders of preferred stock, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in the By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4(a), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 4(b), who shall be entitled to vote at such annual meeting and who complies with the notice of procedures set forth in this Section 4(b). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the

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Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the stockholder meeting except in accordance with the procedures set forth in this section 4(b).The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 4(b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         Section 5. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period not less than ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof and may be inspected by any stockholder who is present.

         Section 6. QUORUM AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new date is set for the determination of the stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 7. VOTING. When a quorum is present at any meeting, in all matters other than the election of Directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy, and entitled to vote, shall decide any question brought before such meeting, or unless the question is one upon which by express provision of statute or the Restated Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors.

         Section 8. VOTING AND PROXIES. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than one (1) year prior to said meeting, unless said instrument shall provide for a longer period. Each stockholder entitled to vote

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at such meeting shall have one vote for each share of stock entitled to vote and registered in his name on the books of the Corporation. Except as provided by statute, the vote at any meeting of stockholders need not be by ballot unless so directed by the chairman of the meeting.

     Section 9. STOCK LEDGER. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under Article II, Section 5 of these By-Laws or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

     Section 10. NOTICE. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the Corporation entitled to vote at such meeting, either personally by mail, not less than ten (10) days or more than sixty (60) days prior to the meeting.



         Section 11.  RECORD DATE.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorized or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date thereafter on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders' meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the

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Board  of  Directors  is  required  by  applicable  law,  the  record  date  for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         Section 12. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 12 as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the Board of Directors, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section
12. If after such  investigation the Secretary or the inspector (as the case may
be) shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 12, the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate.

                                  ARTICLE III.

                                    Directors

     Section 1. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors which shall constitute the whole Board shall not be less than five (5) nor more than fifteen (15). The exact number shall be that number specified from time to time by duly adopted resolutions of the Board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this
Article III, and each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. No individual may run for election or reelection to the Board or be appointed a director from and after the date he or she reaches 70 years of age.

     Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies caused by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders of the Corporation and each director so chosen shall hold office until the next annual election of directors and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

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     Section 3. POWERS.  The business of the Corporation  shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 4. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Delaware.

         Section 5. ORGANIZATIONAL MEETING. The organizational meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders or at such time and place as shall be designated by the Chairman of the Board or as may otherwise be fixed by the vote of the stockholders at the annual meeting and if such meeting is held immediately after the annual meeting of stockholders or if a majority of the whole Board shall be present, no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present; or they may meet at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may, at any time and for any purpose permitted by law, either be called by the Chairman of the Board or by the Secretary if the Secretary shall have received written request therefor from any two directors, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of such meeting shall be given to the directors by the Secretary, or in case of his or her absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telegraph, by telephone, by personal service or any means thereby as to different directors. If the notice is by mail, then it shall be deposited in the mail at least forty-eight hours before the time of the meeting; if by telegram, by delivery of the message to the telegraph company at least twelve (12) hours before the time of the meeting; if by telephone or personal service, at least twelve (12) hours before the time of the meeting.

         Section 8. QUORUM. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these By-Laws. Any meeting of the Board of Directors may be adjourned to meet again at a stated time and place. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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     Section 9. ACTION  WITHOUT A MEETING.  Unless  otherwise  restricted by the
Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 10. MEETINGS BY CONFERENCE TELEPHONE. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

         Section 11. COMMITTEES. There are hereby established an Executive Committee, an Audit and Information Services Committee, a Compensation and Nomination Committee and a Finance and Investment Committee, each of which shall have the powers and functions set forth in the following paragraphs of this
Section 11 and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, establish one or more additional standing committees or special committees of the Board of Directors. Each committee of the Board of Directors shall have such powers and functions as may be delegated to it by the Board of Directors, except as limited by the General Corporation Law of the State of Delaware. The Board of Directors may abolish any committee established by or pursuant to this Section 11 as it may deem advisable. Each such committee shall consist of three or more members, the exact number to be determined from time to time by the Board of Directors. Designation of members of each such committee shall be made by the Board of Directors. The Board may also designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         The Executive Committee, during intervals between meetings of the Board of Directors, shall have and may exercise, in the best interests of the Corporation, all of the powers of the Board of Directors in the management and control of the business of the Corporation, except as limited by the General Corporation Law of the State of Delaware and except with respect to matters within the powers of the Audit and Information Services Committee, the Compensation and Nomination Committee or the Investment Committee. The powers of

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the Executive  Committee shall be exercised in a manner which is consistent with any specific directions of the Board of Directors as to the conduct of the Corporation's affairs. All action taken by the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board following the Executive Committee meeting at which such action was taken.

         The Audit and Information Services Committee, a majority of which shall not be employees of the Corporation, shall confer periodically with the Corporation's independent accountants in respect of the preparation of the Corporation's financial statements and the maintenance of proper financial records and controls, shall make such recommendations to the Board of Directors with respect thereto as it shall deem advisable and shall bring to the attention of the Board of Directors the criticisms and recommendations of such independent accountants. The Audit and Information Services Committee shall also be empowered to periodically review the adequacy, accuracy and security of the Corporation's data processing and information systems and establish such standards and procedures with respect thereto as the Committee deems necessary and appropriate. The Audit Committee and Information Services Committee shall also perform such other functions as may be delegated to it by the Board of Directors.

         The Compensation and Nomination Committee shall consist entirely of members who are not officers or employees of the Corporation. The Compensation and Nomination Committee shall be empowered to review the amount and terms of compensation paid to the principal executive officers of the Corporation and to the principal executive officers of the Corporation's subsidiaries, and to authorize, or to recommend to the Board of Directors of the Corporation and such subsidiaries the authorization of such salary levels and employment agreements with respect to such officers as such Committee may deem appropriate. The Compensation and Nomination Committee shall also be empowered to authorize, or recommend to the Board of Directors the authorization of such general incentive compensation arrangements, including any bonus, stock option or special compensation plans for the Corporation, as such Committee may deem appropriate. The Compensation and Nomination Committee shall also recommend to the Board of Directors annually a slate of nominees to the Board of Directors to be proposed to the shareholders, and, from time to time, to recommend persons to fill any vacancy on the Board, such recommendation to be based on general criteria (as established by the full Board of Directors) for the selection of members of the Board. The Compensation and Nomination Committee shall also perform such other functions as may be delegated to it by the Board of Directors.

     The Finance and Investment Committee shall be empowered to establish and approve or recommend to the Board of Directors the adoption of the Corporation's investment policies and to review such policies for conformance to applicable federal and state laws and regulations and for consistency with the Corporation's objectives. The Finance and Investment Committee shall also be empowered to review the Corporation's portfolio for compliance with approved policies and to approve, where appropriate, exceptions to defined policies. The Corporation's Chief Investment Officer shall serve as a non-voting member of the Finance and Investment Committee. The Finance and Investment Committee shall also perform such other functions as may be delegated to it by the Board of Directors.

         Section 12. REMUNERATION. The directors may be paid for their expenses, if any, including but not limited to those incurred in connection with attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary, a fee as such director or any combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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                                   ARTICLE IV.

                                     Notices

         Section 1. MANNER OF NOTICES. Whenever under the provisions of statute or of the Restated Certificate of Incorporation or of these By-Laws notice is required to be given to any director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and, in the case of directors, committee members and officers, by telephone or by mail or telegram to the last business address known to the Secretary, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

     Section 2. WAIVER. Whenever any notice is required to be given under the provisions of statute or of the Restated Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of any and all objections to the date, time, and purposes of such meeting, and the sufficiency of notice thereof, except when the person attends a meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V.

                                    Officers

         Section 1. OFFICERS. The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Vice Chairman of the Board of Directors who shall preside over meetings of the Board of Directors in the absence of the Chairman, one or more Vice Presidents (which term may include Executive Vice President, Senior Vice President and any other title approved by the Board of Directors), a Secretary and a Treasurer or a Chief Financial Officer who serves as the Treasurer. The Board of Directors may also choose one or more assistant officers. Any two or more offices may be held by the same person except for the offices of Chairman of the Board and Secretary, which shall be held by two individuals.

     Section 2. ELECTION. The Board of Directors at its first organizational meeting after each annual meeting of stockholders, shall choose a Chairman of the Board of Directors, a President, a Vice Chairman of the Board of Directors, one or more Vice Presidents as set forth in Article V, Section 1, a Secretary and a Treasurer.

     Section 3. APPOINTMENT OF SUBORDINATE OFFICERS. The Board of Directors may appoint or empower the Chairman of the Board to appoint, such other officers and agents as deemed necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. SALARIES. The salaries of the Chairman of the Board, President, all Vice Presidents, the Secretary and the Treasurer of the Corporation shall be fixed by the Board of Directors.

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         Section 5. TERM OF OFFICE:  REMOVAL AND  RESIGNATION.  After his or her
appointment to an office of the Corporation an individual shall hold such office until a new slate of officers is appointed by the Board of Directors at an organizational meeting thereof, or until any other time that his or her successor is chosen and has qualified, or until his or her earlier removal or resignation. Any officer appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. Any officer at any time may resign from any or all of the offices he or she holds, and his or her resignation may be either oral or written. Unless
otherwise  specified  in  the  form  of  resignation,   the  acceptance  of  the
resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation may be filled by appointment by the Board of Directors.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation with the powers of general manager, and he or she shall have supervision over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he or she may deem advisable. He or she shall preside at all meetings of the stockholders and the Board of Directors.

         Section 7. THE PRESIDENT. The President shall, in the absence of the Chairman of the Board and the Vice-Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The President shall have the same power as the Chairman of the Board to execute and deliver such certificates, contracts, bonds, mortgages, notes and other instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. He shall have general responsibility for the management of the operations of the Corporation and shall perform such duties, in that regard, as are incident to his office or properly required of him by the Chairman of the Board or by the Board of Directors.

     Section 8. VICE PRESIDENT. The Vice President or Vice Presidents, as the case may be, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

         Section 9. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board and have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

         Section 10. ASSISTANT SECRETARY. The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors (or in the absence of any such determination, then in the order of their appointment), shall, in the absence or disability of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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     Section  11.  TREASURER.  The  Treasurer  shall  have  the  custody  of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 12. DISBURSEMENT OF FUNDS. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.

     Section 13. ASSISTANT TREASURER. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors (or in the absence of any such determination, then in the order of their appointment), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI.

                              Certificates of Stock

     Section 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation. Such certificate shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and also signed by the Treasurer or an Assistant Treasurer, or the Secretary, or an Assistant Secretary of the Corporation.

     Section 2. SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent, or registrar who signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

         Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the

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

Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     Section 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

     Section 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the person registered on its books as the owner of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by applicable law.

                                  ARTICLE VII.

                               General Provisions

     Section 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

     Section 2. CHECKS. All checks or demands for monies and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be on a calendar year basis unless otherwise fixed by resolution of the Board of Directors.

         Section 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. It shall not be necessary to the validity of any instrument executed by any authorized official of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal as if the execution of the same had been evidenced by affixing the corporate seal thereto.

                                  ARTICLE VIII.

                                   Amendments

         These By-Laws, or any of them, may be altered, amended or repealed, and new By-Laws may be adopted either: (i) by the Board of Directors, by vote of a majority of the directors present at any regular meeting of the Board and without previous notice, or at any special meeting of the Board, provided that notice of such proposed alteration, amendment, repeal or adoption of new By-Laws is given in the notice of such special meeting, or by written consent without a

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meeting  signed by all  directors;  or (ii) by the  stockholders,  at any annual meeting of stockholders and without previous notice, or at any special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal or adoption is given in the notice of special meeting.

                                   ARTICLE IX.

                    Indemnification of Officers and Directors

         Section 1. INDEMNITY FOR CERTAIN EXPENSES, JUDGMENTS, FINES AND SETTLEMENTS. The Corporation shall indemnify and make whole any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation subsequent to March 30, 1976, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise subsequent to March 30, 1976, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. INDEMNITY FOR CERTAIN DEFENSE AND SETTLEMENT EXPENSES -- COURT APPROVAL. The Corporation shall indemnify and make whole any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation subsequent to March 30, 1976, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise subsequent to March 30, 1976, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. INDEMNITY FOR SUCCESSFUL DEFENSE OF CERTAIN MATTERS. Notwithstanding the other provisions of this Article IX, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to

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in Section 1 or 2 of this  Article  IX, or in  defense  of any  claim,  issue or matter therein, he or she shall be indemnified and made whole against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 4. DETERMINATION THAT STANDARD OF CONDUCT HAS BEEN MET. Any indemnification under Sections 1 or 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 1 or 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 5. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred by any person who may have a right of indemnification under this Article IX in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. OTHER INDEMNIFICATION RIGHTS NOT AFFECTED BY THIS ARTICLE. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Section 7. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article IX or the General Corporation Law of the State of Delaware, as amended.

         Section 8. INDEMNIFICATION TO THE FULLEST EXTENT PERMITTED BY LAW. The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons who are or were directors, officers, employees or agents of this Corporation subsequent to March 30, 1976, or who are or were serving at the request of this Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise subsequent to March 30, 1976, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law.

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         Section 9. CONSTITUENT AND RESULTING  CORPORATION.  For the purposes of this Article IX, references to "the Corporation"  shall include,  in addition to
the  resulting   corporation,   any  constituent   corporation   (including  any
constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation subsequent to March 30, 1976, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise subsequent to March 30, 1976, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         Section 10. OTHER ENTERPRISE. For the purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as reflected to in this Article IX.

     Section 11. CONTINUING BENEFIT. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE X.

                                 Annual Reports

         A periodic report, including profit and loss statements and balance sheets, prepared in accordance with generally accepted accounting principles, shall be made to stockholders at least once a year.









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